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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):   February 25, 2005
                                                         ---------------------


                              CHENIERE ENERGY, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                 1-16383                95-4352386
 (State or other jurisdiction of    (Commission           (I.R.S. Employer
  incorporation or organization)    File Number)          Identification No.)

                 717 Texas Avenue
                    Suite 3100
                  Houston, Texas                             77002
      (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (713) 659-1361


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.   Other Events.

     On February 28, 2005, Cheniere Energy, Inc. issued a press release announcing that its wholly-owned limited partnership, Sabine Pass LNG, L.P. ("Sabine Pass LNG"), has closed a $822 million Senior Secured Credit Facility ("Credit Facility") with a syndicate of 47 financial institutions. Lead arrangers of the Credit Facility were HSBC Securities (USA) Inc. and SG Corporate & Investment Banking ("SG CIB"), an arm of Societe Generale. Societe Generale served as the Administrative Agent and HSBC Securities (USA) Inc. served as Syndications Agent. The Credit Facility will be used to fund a substantial majority of the costs of constructing and placing into operation the Sabine Pass LNG liquefied natural gas receiving terminal in Cameron Parish, Louisiana. The press release is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01.

     The Credit Facility will be available for draws for payment of project costs following Sabine Pass LNG's equity contribution and standard conditions precedent. The draws during the construction period will be at a rate of LIBOR plus 1.5%. Thereafter, the construction loan will convert to a term loan at a rate of LIBOR plus 1.25% for three years and at LIBOR plus 1.625% until termination. The Credit Facility's final maturity date will occur no later than ten years from the closing. Unless an earlier date is agreed to by a supermajority of the lenders, the first installment shall occur six months following the first payment under a Terminal Use Agreement with an anchor tenant but, in any case, no later than October 1, 2009. Scheduled amortization during the repayment period will be based upon a 19-year mortgage-style semi-annual amortization profile with a balloon payment due on the final maturity date. Sabine Pass LNG will pay a 0.50% commitment fee semi-annually on the outstanding un-drawn balance during the construction period. Sabine Pass LNG has agreed to pay 2% in total financing fees paid to the lenders and financial advisors. The material terms and conditions of the Credit Facility and the swap agreements will be described in a Current Report on Form 8-K filed with the Securities and Exchange Commission.

     In connection with the closing of the Credit Facility, Sabine Pass LNG has entered into swap agreements with HSBC Bank USA, National Association and Societe Generale, New York Branch. Under the terms of the agreements, Sabine Pass LNG will hedge its drawings under the Credit Facility up to a maximum amount of $700 million. The LIBOR has been fixed at 4.49% from July 25, 2005 to March 25, 2009 and at 4.98% from March 26, 2009 through March 25, 2012. The final termination date of the swap agreements will be March 25, 2012.


Item 9.01.   Financial Statements and Exhibits.

c) Exhibits

   Exhibit
   Number                                  Description
   -------                                 -----------

    99.1         Press Release, dated February 28, 2005 (filed herewith).


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               CHENIERE ENERGY, INC.


     Date: February 28, 2005                   By: /s/ Don A. Turkleson
                                                   --------------------
                                               Name:   Don A. Turkleson
                                               Title:  Senior Vice President,
                                                       Chief Financial Officer &
                                                       Secretary



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EXHIBIT INDEX


Exhibit
Number       Description
-------      -----------

99.1         Press Release, dated February 28, 2005 (filed herewith).